As filed with the Securities and Exchange Commission on March 2, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-0306875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
100 Chelmsford Street
Lowell, MA 01851
(Address of principal executive offices, including zip code)

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. 2012 OMNIBUS INCENTIVE PLAN
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

John Croteau
Chief Executive Officer
MACOM Technology Solutions Holdings, Inc.
100 Chelmsford Street
Lowell, MA 01851
(978) 656-2500
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Marko Zatylny
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common Stock, $0.001 par value per share, under the:
MACOM Technology Solutions Holdings, Inc. 2012 Omnibus Incentive Plan (as amended and restated)	1,900,000 (2)	$46.63	$88,597,000.00	$10,268.39
MACOM Technology Solutions Holdings, Inc. 2012 Employee Stock Purchase Plan (as amended and restated)	550,000 (3)	$46.63	$25,646,500.00	$2,972.43
Total	2,450,000			$13,240.82

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the MACOM Technology Solutions Holdings, Inc. 2012 Omnibus Incentive Plan (as amended and restated) (the “2012 Plan”) and the MACOM Technology Solutions Holdings, Inc. 2012 Employee Stock Purchase Plan (as amended and restated) (the “2012 ESPP”), as a result of any future stock splits, stock dividends or similar adjustments of the registrant’s outstanding common stock.

(2)	Represents shares of common stock reserved for future issuance under the 2012 Plan.

(3)	Represents shares of common stock reserved for future issuance under the 2012 ESPP.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on March 1, 2017 (which is within five business days prior to the date of this filing), as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed to register an additional 1,900,000 shares under the Registrant’s 2012 Omnibus Incentive Plan (as amended and restated) and an additional 550,000 shares under the Registrant’s 2012 Employee Stock Purchase Plan (as amended and restated). Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-209610) filed with the Securities and Exchange Commission on February 19, 2016 and its Registration Statement on Form S-8 (File No. 333-180219) filed with the Securities and Exchange Commission on March 19, 2012.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Document
4.1	Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2016)
4.2	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 2, 2016)
10.1
MACOM Technology Solutions Holdings, Inc. 2012 Omnibus Incentive Plan (as amended and restated) (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on April 27, 2016)

10.2
MACOM Technology Solutions Holdings, Inc. 2012 Employee Stock Purchase Plan (as amended and restated) (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly report on Form 10-Q filed on February 2, 2015)

5.1+	Opinion of Ropes & Gray LLP regarding legality of the common stock being registered
23.1+	Consent of Deloitte & Touche LLP
23.2+	Consent of Ropes & Gray LLP (included in opinion filed as Exhibit 5.1)
24.1+	Power of Attorney (see signature page)
+ Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Massachusetts, on March 2, 2017.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/ John Croteau
Name:	John Croteau
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints John Croteau and Robert McMullan, or any of them, as his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on March 2, 2017.

Signature	Title
/s/ John Croteau	President, Chief Executive Officer and Director
John Croteau	(Principal Executive Officer)

/s/ Robert McMullan	Senior Vice President and Chief Financial Officer
Robert McMullan	(Principal Financial and Accounting Officer)

/s/ John Ocampo	Chairman of the Board
John Ocampo

/s/ Susan Ocampo	Director
Susan Ocampo

/s/ Peter Chung	Director
Peter Chung

/s/ Gil Van Lunsen	Director
Gil Van Lunsen

/s/ Charles Bland	Director
Charles Bland

/s/ Stephen G. Daly	Director
Stephen G. Daly

EXHIBIT INDEX

Item 8.	Exhibits.

Exhibit Number	Description of Document
4.1	Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2016)
4.2	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 2, 2016)
10.1
MACOM Technology Solutions Holdings, Inc. 2012 Omnibus Incentive Plan (as amended and restated) (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on April 27, 2016)

10.2
MACOM Technology Solutions Holdings, Inc. 2012 Employee Stock Purchase Plan (as amended and restated) (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly report on Form 10-Q filed on February 2, 2015)

5.1+	Opinion of Ropes & Gray LLP regarding legality of the common stock being registered
23.1+	Consent of Deloitte & Touche LLP
23.2+	Consent of Ropes & Gray LLP (included in opinion filed as Exhibit 5.1)
24.1+	Power of Attorney (see signature page)
+ Filed herewith